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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements (File Numbers 333-63501, 333-42164 and 333-42166) of Cobra Electronics Corporation and subsidiaries on Form S-8 of our report dated February 19, 2002, appearing in the Annual Report on Form 10-K of Cobra Electronics Corporation for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 28, 2002